Chemical Bank, Trustee
Determination Date: 03-May-96
Manufactured Housing Contracts                               Remittance Date:    08-May-96
Senior/Subordinated Pass-Through Certificates Series 1996A   For the Period Ended: 25-Apr-96

Information for Clauses (a) through (s), Section 7.01

                                                Class A-1      Class A-2      Class A-3      Class A-4
(a) Class A and Class B Distribution Amounts  1,558,408.85    203,715.42     153,479.96      96,252.63
(b) Formula Principal Distribution Amount
    (a) Scheduled Principal Due                 598,898.04
    (b) Partial Prepayments Received            109,368.22
    (c) Principal Payments in Full (Scheduled Balance)
                                                635,623.90
    (d) Liquidated Contract Scheduled Balance         0.00
    (e) Section 3.05 Purchase Scheduled Balance       0.00
    (f)  Previously Undistributed Shortfalls in (a) through (e)
                                                      0.00
                                            ______________  ____________     __________   _____________
 Total Principal Distribution                1 ,343,890.16          0.00           0.00            0.00

(c) Interest Distribution                       214,518.69    203,715.42      153,479.96      96,252.63

    Unpaid Interest Shortfall                         0.00          0.00            0.00           0.00
                                              ____________  ____________      __________   ____________
 Total Interest Distribution                    214,518.69    203,715.42      153,479.96      96,252.63

(d) Beg Class A and Class B Principal  Bal   41,353,000.00 37,180,000.00   26,887,000.00  16,098,000.00
    Less: Principal Distribution              1,343,890.16          0.00            0.00           0.00
                                             _____________  ____________      __________   ____________
    Rem Class A and Class B Principal Bal    40,009,109.84 37,180,000.00   26,887,000.00  16,098,000.00



Chemical Bank, Trustee                                        Determination Date:    03-May-96
Manufactured Housing Contracts                                Remittance Date:       08-May-96
Senior/Subordinated Pass-Through Certificates Series 1996A    For the Period Ended:  25-Apr-96

Information for Clauses (a) through (s), Section 7.01

                                                Class A-5     Class A-6     Class B-1     Class B-2
(a) Class A and Class B Distribution Amounts   126,893.25     90,913.46     67,310.50     53,260.25

(b) Formula Principal Distribution Amount
    (a) Scheduled Principal Due
    (b) Partial Prepayments Received
    (c) Principal Payments in Full (Scheduled Balance)
    (d) Liquidated Contract Scheduled Balance
    (e) Section 3.05 Purchase Scheduled Balance
    (f)  Previously Undistributed Shortfalls in (a) through (e)
                                           _____________      _____________   ___________  _____________
 Total Principal Distribution                       0.00            0.00          0.00         0.00

(c) Interest Distribution                     126,893.25       90,913.46     67,310.50    53,260.25
    Unpaid Interest Shortfall                       0.00            0.00          0.00         0.00
                                           _____________   _____________ _____________ _____________
 Total Interest Distribution                  126,893.25       90,913.46     67,310.50    53,260.25

(d) Beg Class A and Class B Principal Bal  20,508,000.00   13,942,000.00 14,456,000.00 7,842,000.00
    Less: Principal Distribution                    0.00            0.00          0.00         0.00
                                           _____________ _____________ _____________ _____________
    Rem Class A and Class B Principal Bal  20,508,000.00   13,942,000.00 10,456,000.00  7,842,000.00




(e) Fees Due Servicer
    Monthly Servicing Fee                                        181,527.08
    Section 8.06 Reimbursement Amount                                  0.00
    Section 6.02 Reimbursement Amount                              6,000.00
    Reimburseable Fees                                                 0.00
                                                             ______________
 Total Fees Due Servicer                                         187,527.08

                                       No. of              Unpaid Principal
(f) Delinquency                       Contracts                  Balance

     31-59 Days Delinquent                71                     1,504,801
     60-89 Days Delinquent                11                       294,942
     90+ Days Delinquent                   0                             0

(g) Section 3.05 Repurchases                                           0.00

(h)            Pool Factor        Original Balance        Rate
    Class A-1     0.96750199        41,535,000.00        6.225%
    Class A-2     1.00000000        37,180,000.00        6.575%
    Class A-3     1.00000000        26,887,000.00        6.850%
    Class A-4     1.00000000        16,098,000.00        7.175%
    Class A-5     1.00000000        20,508,000.00        7.425%
    Class A-6     1.00000000        13,942,000.00        7.825%
    Class B-1     1.00000000        10,456,000.00        7.725%
    Class B-2     1.00000000         7,842,000.00        8.150%

(i) Class R Distribution Amount                                  203,085.88
    Reposession Profits                                                0.00

(j) Principal Balance of Contracts in Repossession                     0.00

(k) Aggregate Net Liquidation Losses                                   0.00

(l) (x) Class B-2 Formula Distribution Amount                     53,260.25
    (y) Remaining Amount Available                               256,346.13
                                                             ______________
    Amount of (x) over (y)                                             0.00

(m) Class B-2 Liquidation Loss Amount                                  0.00

(n) Guarantee Payment                                                  0.00

(o) Unadvanced Shortfalls                                              0.00

(p) Number of units repossessed                                           0

(q) Principal Prepayments paid                                   744,992.12

(r) Scheduled Principal Payments                                 598,898.04

(s) Weighted Average Interest Rate                                   12.00%


                   Computation of Available Distribution Amount


(i) Certificate Account Balance at Monthly Cutoff-Vanderbilt      2,762,164.72
    Certificate Account Balance at Monthly Cutoff-SubServicer       108,386.33
(ii)Monthly Advance made                                                  0.00
(iii)Section 5.05 Certificate Fund Income                               737.22
(iv)
(v) Principal due Holders                                                 0.00
Less:
(i) Scheduled Payments of principal and interest
    due subsequent to the Due Period                                130,440.99
(ii) Due to the Servicer Pursuant to Section 6.02:
   (i) Section 3.05 Purchases (Due Seller)                                0.00
   (ii)Reimbursement for taxes from Liquidation Proceeds                  0.00
   (iii)Monthly Servicing Fee                                       181,527.08
   (iv) Reimburseable Liquidation Expenses                            6,000.00
   (v)  Section 6.04(c) reimbursement                                     0.00
   (vi) Section 8.06 reimbursement                                        0.00
   (vii)Amounts not required to be deposited                              0.00

Total Due Servicer                                                  187,527.08

Available Distribution Amount                                     2,553,320.20

To Class A and B                                                  2,350,234.32

Monthly Excess Cashflow                                             203,085.88

Weighted Average Remaining Term (months)                                151.70

    Scheduled Balance Computation


    Prior Month Balance                                         174,266,000.00

    Current Balance                                             172,956,700.16
             Adv Principal                                           36,895.02
             Del Principal                                           71,485.34
    Pool Scheduled Balance                                      172,922,109.84


    Principal Payments in Full                                      635,623.90
    Partial Prepayments                                             109,368.22

    Scheduled Principal                                             598,898.04


    Collateral Balance                                          172,956,700.16



J   $ AMT IN INVENTORY FOR 600
P   # UNITS REPOED FOR THE MONTH(NOT TOTAL INVENTORY)






Capitalized Interest Requirement

(i)(1) Wt. Avg. Remittance Rate             6.930%
 (2) Trustee  Fee                          0.0015%
 (3) Rate Used                             6.9312%

(a)Principal Balance of Subsequent
Contracts Transferred                      0.00
Interest Computed @ (i),(3), above         0.00

(b)Pre-Funded Amount Outstanding           0.00
Interest Computed @ (i),(3), above         0.00

(ii)Pre-Funded Account Earnings       18,001.36

Capitalized Interest Requirement     (18,001.36)

